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                                                                    EXHIBIT 15.1


January 14, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated October 14, 2002 on our review of interim financial information of Alestra, S.de R.L. de C.V. and subsidiary (the "Company') as of and for the period ended September 30, 2002, is included in its Registration Statement dated January , 2003.

Very truly yours,



PricewaterhouseCoopers